                                                            EXHIBIT NO. 99.10(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 33-34502 of MFS Series Trust VI, of our report dated December 5, 1997, appearing in the annual report to shareholders for the year ended October 31, 1997 of MFS Global Equity Fund (formerly MFS World Equity Fund), a series of MFS Series Trust VI.


DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Boston, Massachusetts
December 28, 1998